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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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/ /	Soliciting Material Pursuant to §240.14a-11c or §240.14a-12
PRECISION CASTPARTS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY

PRECISION CASTPARTS CORP.
4650 SW Macadam, Suite 440
Portland, Oregon 97201

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
August 15, 2001

    You are invited to attend the Annual Meeting of Shareholders of Precision Castparts Corp. The meeting will be held on Wednesday, August 15, 2001 at 9:00 a.m., Pacific Time, in the Queen Marie Ballroom of the Embassy Suites Hotel, 319 SW Pine Street, Portland, Oregon. The Company will conduct the following business:

  1.
  Electing three directors to serve for three-year terms;

  2.
  Amending the 1998 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan by 1,000,000 shares;

  3.
  Approving the 2001 Stock Incentive Plan;

  4.
  Amending the Restated Articles of Incorporation to increase the authorized Common Stock to 300,000,000 shares and to increase the authorized Preferred Stock to 3,000,000 shares;

  5.
  Ratifying the appointment of PricewaterhouseCoopers LLP as the Company's auditors for fiscal year 2002; and

  6.
  Conducting any other business that is properly raised before the meeting.

    Only shareholders of record at the close of business on June 22, 2001 will be able to vote at the meeting.

    Your vote is important. Please sign, date and return your proxy card to us in the return envelope as soon as possible. If you plan to attend the meeting, please mark the appropriate box on the proxy card so we can prepare an accurate admission list. If you attend the meeting and prefer to vote in person, you will be able to do so.

                      By Order of the Board of Directors,

                      Roger A. Cooke
                       Secretary

Portland, Oregon
July 5, 2001

PRELIMINARY COPY

PRECISION CASTPARTS CORP.
4650 SW Macadam, Suite 440
Portland, Oregon 97201

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

    The Board of Directors of Precision Castparts Corp. (the "Company") solicits your proxy in the form enclosed with this proxy statement. The proxy will be used at the 2001 Annual Meeting of Shareholders, which will be held on Wednesday, August 15, 2001 at 9:00 a.m., Pacific Time, in the Queen Marie Ballroom of the Embassy Suites Hotel, 319 SW Pine Street, Portland, Oregon. The proxy may also be used at any adjournment of the meeting. You may submit your proxy to us by mail using the enclosed proxy form. We are sending this statement and the enclosed proxy form and voting instructions to you on or about July 5, 2001.

    Shareholders of record at the close of business on June 22, 2001 are entitled to notice of and to vote at the meeting or any adjournment thereof. The Company's outstanding voting securities on June 22, 2001 consisted of [      ] shares of Common Stock, each of which is entitled to one vote on all matters to be presented at the meeting. The Common Stock does not have cumulative voting rights.

    If you have properly completed your proxy and have not revoked it prior to the Annual Meeting, we will vote your shares according to your instructions on the proxy. If you do not provide any instructions, we will vote your shares: (a) for the nominees listed on pages 2 and 3; (b) for the approval of each of the four proposals described on pages   ; and (c) in accordance with the recommendations of the Company's management on other business that properly comes before the meeting or matters incident to the conduct of the meeting. If you properly complete your proxy by any of the authorized means but attend the meeting and choose to vote personally, our ability to exercise the proxy will be suspended. You also may revoke the proxy by notifying Roger A. Cooke, the Secretary of the Company, in writing at the address listed above prior to our exercise of the proxy at the Annual Meeting or any adjourned meeting.

PROPOSAL 1:  ELECTION OF DIRECTORS

We Recommend a Vote "For" All Nominees

    The Board of Directors consists of eight directors. As required by the Company's Bylaws, the Board of Directors is divided into three classes. The term of office for one of the classes expires each year. This year, the terms of Messrs. Bridenbaugh, Rothmeier and Travis expire and each is a nominee for reelection. If elected, the terms of Messrs. Bridenbaugh, Rothmeier and Travis will expire in 2004. If any of them becomes unavailable for election for any reason, we will name a suitable substitute as authorized by your proxy.

    The following table provides the name, age, principal occupation and other directorships of each nominee and continuing director, the year in which he became a director of the Company and the year in which his term expires. Except as otherwise noted, each has held his principal occupation for at least five years.

Name, Age, Principal Occupation and Other Directorships	Director Since	Term Expires
Nominees
Peter R. Bridenbaugh — 60 President of P. Bridenbaugh, Inc., an organization providing consulting services; until retiring in January 1998, Executive Vice President — Automotive, Aluminum Co. of America, an integrated producer of aluminum and other products for the packaging, aerospace, automotive, building and construction, and commercial and industrial markets; from 1993 to 1996, Executive Vice President and Chief Technical Officer, Aluminum Co. of America.	1995	2001
Steven G. Rothmeier — 54 Chairman and Chief Executive Officer of Great Northern Capital, a private investment and merchant banking firm, since March 1993. Mr. Rothmeier is also a director of GenCorp. Inc., Department 56, Inc., Waste Management, Inc. and Great Northern Asset Management.	1994	2001
J. Frank Travis — 65 Managing General Partner of Sivart Holdings, a limited partnership engaged in investment and investment management; from 1996 to 1999, Vice Chairman of Ingersoll-Rand Co., a diversified manufacturing company; from December 1993 to 1996, Executive Vice-President of Ingersoll-Rand Co.	1999	2001
Directors Whose Terms Continue
Dean T. DuCray — 60 Retired; until April 1998, Vice President and Chief Financial Officer of York International Corporation, a manufacturer of heating, air conditioning, ventilation and refrigeration equipment. Mr. DuCray is also a director of Airxcel, Inc.	1996	2002
Don R. Graber — 57 Chairman, President and Chief Executive Officer of Huffy Corporation, a manufacturer of outdoor leisure equipment and provider of retail services, since December 1997; from 1996 to 1997, President and Chief Operating Officer of Huffy Corporation; previously President of Worldwide Household Products Group, The Black & Decker Corporation. Mr. Graber is also a director of Huffy Corporation.	1995	2002
William C. McCormick — 67 Chairman and Chief Executive Officer of the Company. Prior to joining the Company in April 1985, Mr. McCormick was employed by The General Electric Company for 32 years. Mr. McCormick is also a director of Merix Corporation.	1986	2003
Vernon E. Oechsle — 58 Retired; until May 2001, Chairman and Chief Executive Officer of Quanex Corporation, a manufacturer of steel bars, aluminum shapes and steel tubes and pipes.	1996	2003
Byron O. Pond, Jr. — 64 President and CEO of Amcast Industrial Corporation, a producer of fabricated metal products and cast and tubular metal products for the automotive, construction and industrial markets, since February 2001; retired in May 1999 as Chairman of Arvin Industries, Inc., a manufacturer and supplier of automotive parts. Mr. Pond also serves as a director of Amcast Industrial Corporation, Cooper Tire and Rubber Company and GSI Lumonics, Inc.	1999	2002

Recommendation by the Board of Directors

    If a quorum of shareholders is present at the meeting, the three nominees for director who receive the greatest number of votes cast at the meeting will be elected directors. We will treat abstentions and broker nonvotes as shares present but not voting.

2

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table, which was prepared on the basis of information furnished by the persons described, shows ownership of the Company's Common Stock as of May 1, 2001, by the Chief Executive Officer, by each of the other four most highly compensated executive officers, by the directors, and by the directors and executive officers of the Company as a group:

Name	Number of Shares Beneficially Owned		Percent of Outstanding Shares
Peter R. Bridenbaugh	10,000	[1]	*
Mark Donegan	12,949		*
Dean T. DuCray	8,800	[2]	*
Don R. Graber	22,000	[3]	*
William D. Larsson	8,236		*
Armand F. Lauzon, Jr.	16,387	[4]	*
William C. McCormick	251,746	[5]	*
Vernon E. Oechsle	5,000	[6]	*
Byron O. Pond, Jr.	2,500	[7]	*
Steven G. Rothmeier	15,000	[8]	*
J. Frank Travis	2,500	[9]	*
Peter G. Waite	53,031	[10]	*
All directors and executive officers as a group (20 persons)	516,939	[11]	1.0

*
Less than 1 percent of the Company's outstanding shares of Common Stock.

Includes 7,000 shares subject to options that are exercisable or become exercisable by Mr. Bridenbaugh within 60 days after May 1, 2001, and 1,000 shares held by Mrs. Bridenbaugh.

2
Includes 5,000 shares subject to options that are exercisable or become exercisable by Mr. DuCray within 60 days after May 1, 2001, and 800 shares held in trust for children of Mr. DuCray.

3
Includes 7,000 shares subject to options that are exercisable or become exercisable by Mr. Graber within 60 days after May 1, 2001, and 7,000 shares held by Mrs. Graber.

4
Includes 5,510 shares subject to options that are exercisable or become exercisable by Mr. Lauzon within 60 days after May 1, 2001.

5
Includes 101,427 shares subject to options that are exercisable or become exercisable by Mr. McCormick within 60 days after May 1, 2001, and 1,000 shares held by Mrs. McCormick.

6
Includes 3,000 shares subject to options that are exercisable or become exercisable by Mr. Oechsle within 60 days after May 1, 2001.

7
Includes 500 shares subject to options that are exercisable or become exercisable by Mr. Pond within 60 days after May 1, 2001.

8
Includes 10,000 shares subject to options that are exercisable or become exercisable by Mr. Rothmeier within 60 days after May 1, 2001.

9
Includes 500 shares subject to options that are exercisable or become exercisable by Mr. Travis within 60 days after May 1, 2001, and 2,000 shares held by Sivart Holdings.

10
Includes 45,970 shares subject to options that are exercisable or become exercisable by Mr. Waite within 60 days after May 1, 2001, and 1,500 shares owned by children of Mr. Waite.

11
Includes 295,067 shares subject to options that are exercisable or become exercisable within 60 days after May 1, 2001.

COMPENSATION OF EXECUTIVE OFFICERS

Report of the Compensation Committee on Executive Compensation

    The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of three non-employee directors. Pursuant to authority delegated by the Board of Directors, the Compensation Committee initially determines the compensation to be paid to the Chief Executive Officer and to each of the other corporate executive officers of the Company. The proposed compensation of the Chief Executive Officer is then submitted to the Board of Directors for approval. Directors who are also officers of the Company do not participate in the board action. The Compensation Committee also is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies.

    The Company's compensation policies for corporate executive officers (including the named executive officers) are designed to compensate the Company's executives fairly and to provide incentives for the executives to manage the Company's businesses effectively for the benefit of its shareholders. In fiscal 2001, the Company retained the services of an independent consultant with special expertise in compensation matters to assist the Compensation Committee and the Board of Directors in the design and monitoring of compensation arrangements that are fair and competitive for the executives and consistent with the objectives of the shareholders. The consultant compared the current compensation of the Company's executive officers with compensation from a custom group of thirteen companies selected by the consultant. The comparator group of companies included companies of similar size, complexity and management structure as the Company and its significant operating subsidiaries. Industry classifications, growth trends and other business characteristics were also considered in selecting the comparator group of companies.

    The key objectives of the Company's executive compensation policies are to attract and retain key executives who are important to the long-term success of the Company and to provide incentives for these executives to achieve high levels of job performance and enhancement of shareholder value. The Company seeks to achieve these objectives by paying its executives a competitive level of base compensation for companies of similar size and industry and by providing its executives an opportunity for further reward for outstanding performance in both the short term and the long term. It is the general policy of the Compensation Committee to set base salaries conservatively and to emphasize opportunities for performance-based rewards through annual cash bonuses and stock option grants in order that the total compensation (base salary, cash bonus and stock options) of the Company's executive officers is at or progresses toward the 75th percentile of the comparator group of companies.

    Executive Officer Compensation Program.  The Company's executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants.

    Salary.  The Compensation Committee and the Board of Directors established base salaries for the Company's executive officers in fiscal 2001 after taking into account individual experience, job responsibility and individual performance during the prior year. These factors are not assigned a specific weight in establishing individual base salaries. The Committee also considered the Company's executive officers' salaries relative to salary information from the comparator group of companies identified in the consultant's report described above.

    After considering the information on individual performance and the comparative information provided by the compensation consultant, the Compensation Committee and the Board of Directors made specific adjustments to the fiscal 2001 compensation levels of the executive officers as determined to be appropriate in the circumstances and in furtherance of the Company's compensation policies.

    Cash Bonuses.  The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive in the form of cash bonuses to executives and other employees to achieve predetermined division and Company performance objectives. For fiscal 2001, the Company's executive incentive bonuses were determined pursuant to the Company's Executive Performance Compensation Plan, which was approved by shareholders at the 1997 Annual Meeting. Under this plan, the Compensation Committee annually selects a threshold parameter for the participating officers, consisting of one or more performance criteria for the Company. If the threshold parameter is not achieved, no performance compensation award is paid for that year. The threshold parameter was met for fiscal 2001.

    If the threshold parameter is met, the exact amount of the cash bonus payable to the executive officer is determined at the discretion of the Compensation Committee with reference to pre-established performance criteria. In fiscal 2001, the Compensation Committee adopted the performance criteria set forth in two separate cash bonus plans which are applicable to the five named executive officers of the Company. The Corporate Bonus Program is applicable to Messrs. McCormick, Larsson and Waite, and the Wyman-Gordon Executive Bonus Program is applicable to Messrs. Donegan and Lauzon. In approving final bonuses for executive officers for fiscal 2001, the Compensation Committee considered the degree to which each executive officer had achieved the performance criteria applicable to him and exercised its discretion in a manner that resulted in each executive officer's bonus award equaling the amount determined under the applicable plan that correlated to the achieved level of performance, except that Messrs. Donegan and Lauzon each also received special bonuses under the discretionary bonus provisions of the bonus programs in which each was eligible to participate.

    Stock Options.  Under the Company's compensation policy, stock options are the primary vehicle for rewarding long-term achievement of Company goals. The objectives of the program are to align employee and shareholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under the Company's stock incentive plans, the Board of Directors or the Compensation Committee may grant options to purchase Common Stock of the Company to key employees of the Company and its subsidiaries. The Board of Directors makes annual grants of non-statutory stock options to acquire the Company's Common Stock at an exercise price equal to the fair market value of the shares on the date of grant (the closing sale price on the New York Stock Exchange on the grant date). The number of shares granted to executive officers was consistent with the Compensation Committee's general policy to consider individual performance and the number of shares needed to reach or progress toward the 75th percentile of total compensation. The options vest in 25 percent increments over the four-year period following grant. All non-statutory stock options granted to date become fully exercisable upon a change in control of the Company.

    Chief Executive Officer Compensation.  The Compensation Committee determined the Chief Executive Officer's compensation for fiscal 2001, with the final approval of the Board of Directors. The Chief Executive Officer's base salary was determined based upon a review of the salaries of chief executive officers for companies of comparable size and industry identified in the consultant's fiscal 2001 comparator group of companies, adjusted as described above, and upon a review of the Chief Executive Officer's performance. In keeping with the compensation policies described above, which emphasize both short-term and long-term performance rewards rather than base salary only, the Chief Executive Officer's cash compensation (base salary and annual cash bonus), was set between the 50th and the 75th percentile of cash compensation paid to the chief executive officers by the comparator group of companies. The Chief Executive Officer's bonus for fiscal 2001 was determined under the Executive Performance Compensation Plan procedures described under Cash Bonuses above, based upon the level of achievement of pre-established performance objectives for fiscal 2001 and the exercise of the Committee's discretionary powers. The annual stock option grant to the Chief Executive Officer in fiscal 2001 was consistent with the Committee's general policy, which considers individual performance and the number of shares needed to reach or progress toward the 75th percentile of total compensation. Additional information regarding the option grant is set forth below under "Option Grants in Last Fiscal Year."

                      Steven G. Rothmeier, Chairman
                      Don R. Graber
                      Vernon E. Oechsle

Summary Compensation Table

    The following table sets forth compensation paid to the Chief Executive Officer and the other four most highly compensated executive officers for services in all capacities to the Company and its subsidiaries during each of the last three fiscal years.

		Annual Compensation[1]			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus[2]	Other Annual Compensation[4]	Number of Options[4]	All Other Compensation[5]
William C. McCormick Chairman and Chief Executive Officer	2001 2000 1999	$781,201 731,250 668,750	$1,274,145 650,250 580,000	$142,034 53,338 152,740	133,080 143,375 117,359	$12,048 5,176 3,240
Peter G. Waite Executive Vice President and President — PCC Airfoils, Inc.	2001 2000 1999	398,750 371,250 340,750	875,058 700,000 589,158	195,785 71,370 26,786	62,673 29,999 7,969	10,358 6,946 3,513
Mark Donegan Executive Vice President and President — Wyman-Gordon Company[6]	2001 2000 1999	420,000 356,668 307,500	750,000 450,000 442,759	0 0 0	85,892 80,000 26,458	3,400 1,041 1,270
William D. Larsson Senior Vice President and Chief Financial Officer	2001 2000 1999	328,538 293,750 266,250	463,750 275,000 205,000	44,759 7,334 7,104	41,587 49,637 23,389	6,722 1,992 2,010
Armand F. Lauzon, Jr. Senior Vice President and Vice President — Castings of Wyman-Gordon Company[7]	2001 2000 1999	308,333 248,331 182,499	475,000 430,000 417,557	3,855 541 0	32,708 15,000 4,348	6,860 1,090 901

Includes compensation deferred at the election of the executive officers under the Company's 401(k) Plan and Executive Deferred Compensation Plan. Under the Company's 401(k) Plan, officers and other employees of the Company may elect to defer a percentage of their eligible compensation (such percentage to be selected by the participant from a range established by the administrator of the Plan, but subject to limitations under the Internal Revenue Code of 1986).

These amounts are cash awards under the bonus plans described under Cash Bonuses in the Report of the Compensation Committee on Executive Compensation above.

Under the Company's Executive Deferred Compensation Plan, as amended, a participant may elect to defer salary and/or bonus on an unsecured basis and may select from a menu of public mutual funds to determine the investment return on deferred compensation. Prior to January 2, 2001, a participant could select one of three performance options for investment of deferred compensation: the S&P 500 Index, Company Common Stock or Prime Rate Plus 2 percent. The figures shown represent earnings on amounts deferred at the election of the named executive officer under the Prime Rate Plus 2 percent option to the extent earnings exceeded 120 percent of the applicable federal long-term rate. The figures shown also include amounts reimbursed during the fiscal year for the payment of taxes related to the SERP.

Represents shares of Common Stock issuable upon exercise of non-statutory stock options as described under Stock Options in the Report of the Compensation Committee on Executive Compensation.

Includes term life insurance premiums paid by the Company and 2001 Company matching contributions under 401(k) plans.

6
Prior to December 1999, Mr. Donegan held the position of Executive Vice President and President — PCC Structurals, Inc.

7
Prior to December 1999, Mr. Lauzon was an officer of PCC Airfoils, Inc.

Option Grants in Last Fiscal Year

    The following table provides information regarding stock options granted to the named executive officers in fiscal 2001.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[2]
	Number of Securities Underlying Options Granted[1]	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price Per Share ($)	Expiration Date
					5%	10%
William C. McCormick	133,080	10.7	35.25	11/13/10	2,950,171	7,476,341
Peter G. Waite	62,673	5.0	35.25	11/13/10	1,389,360	3,520,925
Mark Donegan	85,892	6.9	35.25	11/13/10	1,904,088	4,825,352
William D. Larsson.	41,587	3.3	35.25	11/13/10	921,917	2,336,329
Armand F. Lauzon, Jr.	32,708	2.6	35.25	11/13/10	725,084	1,837,513

1
Options are granted at an exercise price equal to fair market value at the date of grant (the lowest sale price on the New York Stock Exchange on the grant date). Options become exercisable for 25 percent of the shares one year after the date of grant and for 25 percent of the shares each year thereafter. Each of the options is subject to accelerated vesting in the event of a change in control of the Company. Each option terminates 12 months following death, disability or retirement at normal retirement age or bona fide early retirement and six months after termination of employment for any other reason.

2
In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of five percent and ten percent from the date the options were granted over the full option term and do not represent the Company's estimate or projection of the future stock price.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

    The following table indicates (i) stock options exercised by named executive officers during fiscal 2001, including the value realized on the date of exercise, (ii) the number of shares subject to exercisable and unexercisable stock options as of the Company's fiscal year-end, April 1, 2001, and (iii) the value of "in-the-money" options at April 1, 2001.

Name	Shares Acquired on Exercise	Value Realized[1]	Number of Unexercised Options Held at Fiscal Year-End (Exercisable/ Unexercisable)	Value of Unexercised In-the-Money Options at Fiscal Year-End (Exercisable/ Unexercisable)[2]
William C. McCormick	235,819	3,973,857	101,427/480,284	730,585/5,341,790
Peter G. Waite	59,328	1,389,792	45,970/121,639	332,940/962,188
Mark Donegan	103,903	1,579,831	0/237,849	0/2,584,626
William D. Larsson.	104,659	1,865,400	0/144,430	0/1,677,846
Armand F. Lauzon, Jr.	20,770	346,161	5,510/61,556	41,041/481,582

1
Value realized equals fair market value of the stock on the date of exercise, less the exercise price, times the number of shares acquired. Taxes must be paid by the individual on the value realized.

2
Value of unexercised in-the-money options equals the fair market value of a share into which the option can be converted at April 1, 2001 (market price $33.05), less exercise price, times the number of options outstanding.

Return to Shareholders Performance Graph

    The following line graph provides a comparison of the annual percentage change in the Company's cumulative total shareholder return on its Common Stock to the cumulative total return of the S&P 500 Index, the S&P Aerospace Index and the S&P Diversified Manufacturing Index. The comparison assumes that $100 was invested on March 31, 1996, in the Company's Common Stock and in each of the foregoing indices and, in each case, assumes the reinvestment of dividends.

MEASUREMENT PERIOD
(by fiscal year)

	1996	1997	1998	1999	2000	2001
S&P 500	100	119.82	177.34	210.08	247.77	194.06
S&P Aerospace	100	116.33	137.13	97.59	89.60	134.43
S&P Diversified Manufacturing	100	126.19	166.21	176.75	222.39	213.14
Precision Castparts Corp.	100	128.15	149.30	102.09	93.25	169.49

Retirement Plans

    The Company and its subsidiaries maintain defined benefit pension plans, including two plans (the "retirement plans") covering the named executive officers. Substantially all eligible domestic employees, including executive officers and those directors who are full-time employees, receive benefits at retirement under one of the defined benefit pension plans. The benefits under the retirement plans covering the named executive officers are based on the average monthly salary in the five consecutive years of highest compensation (exclusive of some or all of bonuses) and length of service with the Company. Employees do not contribute to those retirement plans, and the amount of the Company's annual contribution is based on an actuarial determination. One of the retirement plans provides that a participant's accrued benefit will become 100 percent vested upon the occurrence of a change in control of the Company and provides for disposition to participants of any surplus assets in the retirement plan upon termination of the retirement plans following a change in control of the Company.

    The Company also maintains a Supplemental Executive Retirement Plan (the "SERP") for the named executive officers. The SERP provides participating employees with a supplemental retirement benefit upon normal retirement at age 65 with 20 or more credited years of service. The SERP is designed to pay a basic monthly benefit equal to 60 percent of Final Average Pay (defined as the highest three calendar years of compensation out of five consecutive years of covered employment, and including all of any bonus and all of any deferred compensation) minus both the amount of any benefit under the participant's retirement plan and the Primary Social Security Benefit (as defined in the retirement plans). For participants retiring with between 10 and 20 credited years of service at age 65, the basic benefit under the SERP formula before offset is reduced by 1/20th for each year less than 20. There is a provision for an actuarially reduced early retirement benefit at or after age 55 with at least 10 years of service. For participants retiring with more than 20 years of service at age 65, the benefit is (a) the basic benefit before offset, plus (b) 0.5 percent of Final Average Pay times years of service over 20, minus (c) both the amount of any benefit under the Plan and the Primary Social Security Benefit. Service and pay can continue to accrue if retirement is deferred past age 65, but there is no actuarial increase for deferred start of benefits after age 65. The SERP provides for lump-sum payment of an accelerated vested benefit in the event of termination of employment following a change in control of the Company. Each of the named executive officers of the Company has been designated as a participant in the SERP.

    The following table shows the estimated annual benefits payable under the retirement plans and SERP to each of the named executive officers upon normal retirement at age 65 as of April 1, 2001. The table assumes, for purposes of calculating the SERP portion of the estimated annual benefit, that the executive officers receive an annual bonus equal to their average targeted bonuses in each year used in computing the three-year average salary at retirement. The target bonuses of the named executive officers range between 85 percent and 100 percent of base salary. Individual variations in bonus awards will result in adjustments to the SERP component of the estimated annual benefit. The amounts listed are net of an actuarially determined offset for estimated Social Security benefits.

Average Earnings Credited for Retirement Benefits	Benefit Years at Retirement
	10	15	20	25	30	35
$ 200,000	$42,000	$72,000	$102,000	$107,000	$112,000	$117,000
400,000	102,000	162,000	222,000	232,000	242,000	252,000
600,000	162,000	252,000	342,000	357,000	372,000	387,000
800,000	222,000	342,000	462,000	482,000	502,000	522,000
1,000,000	282,000	432,000	582,000	607,000	632,000	657,000
1,200,000	342,000	522,000	702,000	732,000	762,000	792,000
1,400,000	402,000	612,000	822,000	857,000	892,000	927,000
1,600,000	462,000	702,000	942,000	982,000	1,022,000	1,062,000
1,800,000	522,000	792,000	1,062,000	1,107,000	1,152,000	1,197,000

  Note: The amounts shown above are applicable to employees retiring in 2001 at age 65. Average Earnings Credited for Retirement Benefits shown in this table is the highest three-year average of salary and bonus, where the bonus is estimated to be 90% of salary.

    Retirement benefits are computed on an actuarial basis. The following table shows the number of credited years of service, for purposes of the benefit table above, for the officers named in the Summary

Compensation Table. The compensation covered by the retirement plans is substantially equivalent to the sum of the salary and bonus amounts contained in the Summary Compensation Table.

Name of Individual	Credited Years of Service
William C. McCormick	20
Peter G. Waite	20
Mark Donegan	15
William D. Larsson	21
Armand F. Lauzon, Jr.	9

Severance Agreements and Employment Agreements

    The Company's senior executives are parties to severance agreements with the Company. The agreements generally provide for the payment upon termination of the executive's employment by the Company without cause or by the employee for "good reason" (as defined in the severance agreement) within two years following a change in control of the Company of an amount equal to three times that employee's annual salary and bonus (on an after-excise-tax basis), a lump-sum pension payment based upon three additional years of service and three years of continued coverage under life, accident and health plans. Each executive is obligated under the severance agreement to remain in the employ of the Company for a period of 270 days following a "potential change in control" (as defined in the severance agreement). Messrs. McCormick, Waite, Donegan, Larsson and Lauzon have each entered into a severance agreement.

AUDIT COMMITTEE MATTERS

    The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. All of the members of the Audit Committee are independent directors in accordance with the definition of independence contained in the rules of the New York Stock Exchange. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Board of Directors has adopted a written charter for the Audit Committee, which is included as Exhibit A to this proxy statement.

Report of the Audit Committee

    The Audit Committee reports as follows:

  •
  The Audit Committee received and discussed the Company's audited consolidated financial statements with management. Management represented to the Audit Committee that the Company's audited consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also reviewed and discussed the audited consolidated financial information with management and PricewaterhouseCoopers LLP, the Company's independent auditors, which included a discussion of the quality, and not just the acceptability, of the accounting principles and the reasonableness of significant judgments. The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the Company's financial reporting.

  •
  The Audit Committee discussed with the independent auditors, PricewaterhouseCoopers LLP, matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by SAS No. 90 (Audit Committee Communications).

  •
  The Audit Committee reviewed with the independent auditors the auditor's independence from the Company and its management. The Audit Committee considered whether the provision of services by the Company's independent auditors not related to the audit of the financial statements referred to above is compatible with maintaining independence. The Audit Committee received from the independent auditors the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

  •
  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended April 1, 2001.

    The Audit Committee and the Board also have appointed PricewaterhouseCoopers LLP to be the Company's independent auditors for 2002 and are submitting this selection for ratification by the shareholders.

                      Dean T. DuCray, Chairman
                      Vernon E. Oechsle
                      J. Frank Travis

Principal Accounting Firm Fees

    The Company incurred the following fees for services performed by the Company's principal accounting firm, PricewaterhouseCoopers LLP, in fiscal 2001:

Audit fees	$930,599
All other fees	$983,488

Total	$1,914,087

    Audit fees include fees for the audit of the Company's annual financial statements for the fiscal year ended April 1, 2001 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal 2001. "All other fees" represents the aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for fiscal 2001. The Audit Committee has considered whether the provision of the services covered by these fees is compatible with maintaining the principal accountant's independence.

PROPOSAL 2:  AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors Recommends a Vote "For" Proposal 2

    The Board of Directors believes that ownership of shares of its Common Stock by the Company's employees and by the employees of its subsidiaries is desirable as an incentive to better performance and improvement of profits and as a means by which employees may share in the Company's growth and success. The Company adopted the 1998 Employee Stock Purchase Plan (the "Purchase Plan") to provide a convenient means for employees of the Company and its subsidiaries to purchase the Company's Common Stock.

    In connection with the adoption of the Purchase Plan, the Company reserved 2,000,000 shares of its Common Stock for issuance under the Purchase Plan, as adjusted for stock dividends. As of May 1, 2001, 1,407,443 shares of Common Stock had been issued under the Purchase Plan and 592,557 shares were available for future grants. In order to continue to provide this incentive, in May 2001 the Board of Directors approved an amendment to the Purchase Plan, subject to shareholder approval, to reserve an additional 1,000,000 shares for issuance under the Purchase Plan.

Description of the Purchase Plan

    The following summary of the Purchase Plan is qualified in its entirety by reference to the full text of the Purchase Plan, as proposed to be amended, attached to this proxy statement as Exhibit B.

    Eligibility.  With certain exceptions, all full-time employees of the Company and all full-time employees of any domestic or foreign subsidiary corporation of the Company that is designated by the Board of Directors as a participant in the Purchase Plan (a "Participating Subsidiary") are eligible to participate in the Purchase Plan. At May 1, 2001 there were approximately 12,730 employees eligible to participate in the Purchase Plan. However, no person is eligible to participate in the Purchase Plan if he or she possesses at least 5 percent of the voting power or value of the Company's Common Stock. A full-time employee is one who is an employee of the Company or of any Participating Subsidiary on the date an option is granted pursuant to the Purchase Plan, excluding, however, any employee whose customary employment is fewer than 20 hours per week, or whose customary employment is for not more than five months per calendar year, or who is a collective bargaining unit employee whose collective bargaining unit has rejected participation in the Purchase Plan on behalf of employees in that unit. An employee shall be treated as employed continuously for all purposes of the Purchase Plan during any period not exceeding 90 days during which he or she is on sick, military or other bona fide leave of absence, including layoff.

    Administration.  The Purchase Plan shall be administered by the Employee Stock Purchase Plan Committee (the "ESPP Committee"), which shall consist of three or more employees appointed by the Board of Directors of the Company. The Board of Directors may at any time remove any member of the ESPP Committee, with or without cause, fill vacancies and appoint new members of the ESPP Committee. The ESPP Committee shall have authority to promulgate rules and regulations for the operation of the Purchase Plan, to adopt forms for use in connection with the Purchase Plan, to decide any question of interpretation of the Purchase Plan or rights arising under the Purchase Plan and generally to supervise the administration of the Purchase Plan. The ESPP Committee may consult with counsel for the Company on any matter arising under the Purchase Plan. All determinations and decisions of the ESPP Committee shall be conclusive. No member of the ESPP Committee shall receive any compensation for serving as a member of the ESPP Committee.

    Option Grants.  As of a specific date during the first month of each calendar year, the Board of Directors may make an option grant under the Purchase Plan to all, but not fewer than all, eligible employees. The specific grant date selected by the Board of Directors is referred to as the Grant Date.

    Options granted pursuant to the Purchase Plan in any year shall give each eligible employee the right to purchase in that calendar year a number of shares of Common Stock having on the Grant Date a fair market value of up to 10 percent of the employee's eligible compensation for which a payroll deductions may be specified as described below, but not more than the lesser of 2,000 shares or shares with a market value of $25,000 on the Grant Date in any case. For example, an employee who is an eligible employee on the Grant Date and whose eligible compensation rate on the Grant Date is $25,000 per year would be entitled to purchase shares on the Purchase Date (defined below) worth up to $2,500 on the Grant Date (10 percent of eligible compensation) but not more than 2,000 shares.

    Option Terms.  The option price for all options granted under the Purchase Plan will be specified by the Board of Directors at the time the grant is made, but may not be lower than the lesser of (i) 85 percent of the fair market value of a share of Common Stock on the Grant Date or (ii) 85 percent of the fair market value of a share of Common Stock on the Purchase Date. Unless otherwise determined by the Board of Directors, the fair market value of a share of Common Stock is equal to the closing price of a share of Common Stock on such date as shown on the New York Stock Exchange Composite Transactions Listing, as published in The Wall Street Journal. In the event that the Common Stock is no longer listed on the New York Stock Exchange, or the price is no longer shown on the New York Stock Exchange Composite Transactions Listing, then the Board of Directors or the ESPP Committee shall substitute a comparable source of closing price information.

    An employee may participate in the Purchase Plan with respect to all or a portion of the shares covered by the option by submitting to the Company, on a form supplied by the Company, a subscription and payroll deduction authorization. The payroll deduction authorization will authorize the employing corporation to deduct a specific amount from each of the employee's regular paychecks beginning with the payroll period after which the payroll deduction authorization was submitted and continuing until the last payroll period before the Purchase Date or until the employee amends or terminates the payroll deduction authorization. With respect to each applicable pay period, the employee may specify a payroll deduction amount that is at least one percent and not greater than 10 percent of the gross amount of the employee's straight-time component of total wages for all hours worked up to 40 hours in a weekly pay period (or up to an equivalent number of hours if the pay period is other than weekly), or base salary in the case of salaried employees, for each payroll period. After an employee has begun participating in the Purchase Plan by initiating payroll deductions, the employee may change the authorized payroll deduction percentage at each pay period, and the change will be effective in the next payroll period. An employee may suspend the deduction at any time, and the suspensions will be effective in the next payroll period after the deduction is suspended. Accumulated deductions will be refunded, without interest, within 30 days upon written request. After suspension, deduction may be resumed, but not until at least one month after the deduction was suspended. No monetary consideration is paid to the Company upon the granting of options.

    Shares subject to the options, to the extent the options are exercised by eligible employees, shall be purchased on December 31 of the year in which the Grant Date occurs (the "Purchase Date") or on certain earlier Special Purchase Dates (defined below). To the extent options granted under the Purchase Plan are not exercised by the Purchase Date, the options shall expire and be of no further force or effect.

    Except as specifically provided in the Purchase Plan, no shares may be purchased unless the purchaser is employed by the Company or a Participating Subsidiary on the Purchase Date and shall have been so employed continuously since the Grant Date. If the employee's employment by the Company or a Participating Subsidiary is terminated by death, any shares available for purchase by the employee may be purchased on the Purchase Date. To the extent shares available for purchase by a deceased employee are not purchased on the Purchase Date, all further rights to purchase shares pursuant to the option granted on the Grant Date shall cease and terminate. If the employee's employment by the Company or a Participating Subsidiary is terminated by retirement on or before September 30 in the year in which the Grant Date occurs, any shares available for purchase by the employee may be purchased on the last business day of the second full calendar month after the month in which the employee's retirement date occurs (the "Special Purchase Date"). To the extent shares available for purchase by an employee retiring on or before September 30 in the year in which the Grant Date occurs are not purchased on the Special Purchase Date, all further rights to purchase shares pursuant to the Purchase Plan shall cease and terminate, and accumulated deductions will be refunded. If an employee's employment by the Company or a Participating Subsidiary is terminated by retirement after September 30 in the year in which the Grant Date occurs, any shares available for purchase by the employee may be purchased on the Purchase Date. To the extent shares available for purchase by an employee retiring after September 30 in the year in which the Grant Date occurs are not purchased on the Purchase Date, all further rights to purchase shares pursuant to the Purchase Plan shall cease and terminate.

    Rights to purchase shares under the Purchase Plan shall not be transferable or assignable by the employee except by will or by the laws of descent and distribution of the state or country of the employee's domicile at the time of death and shall be exercisable during the employee's lifetime only by the employee.

    All amounts withheld from an employee's pay pursuant to the Purchase Plan shall be credited to an account established for the employee (the "employee's account"). No interest will be paid on the account. The total amount credited to an employee's account on the Purchase Date, or the Special Purchase Date, if applicable, will be used to purchase full and fractional shares under the Purchase Plan, subject to the applicable limits on available shares. If the total amount in any employee's account, or the aggregate of all employees' accounts, would purchase shares in excess of the applicable limits, the excess will be refunded to the employees affected by the limits. Upon the purchase of shares under the Purchase Plan, the number of shares available under the Purchase Plan for future option grants will be reduced by the number of shares purchased.

    Shares Reserved For Issuance.  The Company initially reserved 2,000,000 shares of its Common Stock for issuance under the Purchase Plan, as adjusted for the September 21, 2000 stock split effected by a stock dividend. The number of shares issuable under the plan is subject to further adjustment in the event of future stock dividends, stock splits, combinations of shares, recapitalizations or other changes in outstanding Common Stock. Any adjustment will be made by the Board of Directors, whose determination will be conclusive.

    Duration and Amendment.  The Purchase Plan shall terminate when all of the shares reserved for purposes thereof have been purchased, or on December 31, 2007, whichever is earlier, provided that the Board of Directors of the Company in its sole discretion may at any time terminate the Purchase Plan without any obligation on account of such termination, except that such termination shall not affect outstanding rights to purchase shares.

    The Board of Directors may from time to time amend the Purchase Plan in any and all respects, except that without the affirmative vote of the holders of a majority of the shares of the Company voting on the amendment at a validly held meeting of shareholders, the Board of Directors may not (a) increase the number of shares reserved for the Purchase Plan (except for adjustments in the event of stock dividends, stock splits, combinations of shares, recapitalizations, or other changes in the outstanding Common Stock), (b) extend the term of the Purchase Plan, (c) decrease the purchase price of shares offered pursuant to the Purchase Plan, (d) materially increase benefits accruing to employees under the Purchase Plan, or (e) materially modify eligibility requirements under the Purchase Plan.

    Tax Consequences.  The following is a summary of the United States federal income tax consequences that generally will arise with respect to participation in the Purchase Plan and with respect to the sale of Common Stock acquired under the Purchase Plan. The Purchase Plan is intended to qualify as an "employee purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986 (the "Code"). Under the Code, employees are not taxed on income or gain with respect to the Purchase Plan either at the Grant Date or at the Purchase Date. If an employee disposes of the shares purchased under the Purchase Plan more than two years after the Grant Date, the employee will be required to report as ordinary compensation income for the taxable year of disposition an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of disposition over the purchase price or (b) 15 percent of the fair market value of the shares on the Grant Date. Any gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain. In the case of such a disposition, the Company will not be entitled to any deduction from income.

    If an employee disposes of shares purchased under the Purchase Plan within two years after the Grant Date, the employee will be required to report the excess of the fair market value of the shares on the Purchase Date over the purchase price as ordinary compensation income for the year of disposition. Any difference between the fair market value of the shares on the Purchase Date and the disposition price will be capital gain or loss, either short-term or long-term depending upon the employee's holding period for the shares. In the event of a disposition within two years after the Grant Date, the Company will be entitled to a deduction from income in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income.

Vote Required for Approval and Recommendation by the Board

    The Board of Directors recommends a vote FOR Proposal 2. The proposal to approve the amendment to the Plan must be approved by the holders of at least a majority of the votes cast, provided that the total vote cast on this proposal represents a majority of the outstanding shares of Common Stock entitled to vote on the matter present at the Annual Meeting. Abstentions have the same effect as "no" votes in determining whether the amendment is approved. Broker nonvotes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote.

PROPOSAL 3:  APPROVAL OF THE 2001 STOCK INCENTIVE PLAN

The Board of Directors Recommends a Vote "For" Proposal 3

    In May 2001, the Board of Directors adopted the 2001 Stock Incentive Plan (the "2001 Plan") subject to shareholder approval, reserving 1,500,000 shares of Common Stock for issuance under the 2001 Plan. The 2001 Plan is submitted to the shareholders for approval at this Annual Meeting. The Board of Directors of the Company believes that the availability of stock options and other stock incentives is an important factor in the Company's ability to attract and retain qualified employees and to provide an incentive for them to exert their best efforts on behalf of the Company. The Company also maintains two other plans under which options may be granted: (1) the 1994 Stock Incentive Plan, which authorizes participation by salaried key employees, including employees who are officers or directors, who have substantial responsibility in the direction and management of the Company or any of its subsidiaries or divisions; and (2) the 1999 Non-Qualified Stock Option Plan, which authorizes grants of non-statutory stock options to employees who are not officers or directors of the Company that the Company believes have made or will make an important contribution to the Company or one of its subsidiaries. The shares available under the 2001 Plan will be available for grant to all qualified employees including persons who are officers or directors of the Company, and to selected other qualified recipients.

    Approval of the 2001 Plan will also constitute approval of per-employee limits on the grant of stock awards under Section 162(m) of the Code. Shareholder approval of per-employee limits is required every five years for continued compliance with regulations under Section 162(m) in order to permit the grant of stock awards that will qualify as "performance-based compensation." See Tax Consequences.

Description of the 2001 Stock Incentive Plan

    The following summary of the 2001 Plan is qualified in its entirety by reference to the full text of the 2001 Plan attached to this proxy statement as Exhibit C.

    Eligibility.  Employees of the Company or any subsidiary of the Company, including employees who are officers or directors, and selected nonemployee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary of the Company, are eligible to participate in the 2001 Plan.

    Administration.  The 2001 Plan is administered by the Board of Directors which determines and designates from time to time the individuals to whom awards are made under the 2001 Plan, the amount of any such award and the price and other terms and conditions of any such award. The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both (the "Committee") any or all authority for administration of the 2001 Plan. If authority is delegated to a Committee, all references to the Board of Directors shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, and (ii) that only the Board of Directors may amend or terminate the 2001 Plan. Subject to the provisions of the 2001 Plan, the Board of Directors may adopt and amend rules and regulations relating to the administration of the 2001 Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the 2001 Plan.

    Awards Available.  The 2001 Plan permits the grants of incentive stock options, non-statutory stock options, stock bonus awards and the sale of shares subject to terms, conditions and restrictions determined by the Board of Directors. If an option granted under the 2001 Plan expires, terminates or is canceled, any unissued shares become available under the 2001 Plan. If shares awarded as a bonus or sold as restricted stock are forfeited to the Company or repurchased by the Company, the shares forfeited or repurchased shall again become available for issuance under the 2001 Plan. Shares awarded as stock bonuses or sold as restricted stock may not together exceed 20 percent of the Shares authorized for issuance under the Plan.

    Term of Plan.  The 2001 Plan will continue until all shares available for issuance under the 2001 Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the 2001 Plan at any time except with respect to options, and shares subject to restrictions then outstanding under the 2001 Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the 2001 Plan.

    Stock Options.  The Board of Directors determines the persons to whom options are granted, the option price, the number of shares subject to each option, the period of each option and the time or times at which the options may be exercised and whether the option is an Incentive Stock Option, as defined in Section 422 of the Code (an "ISO"), or an option other than an ISO (a "Non-Statutory Stock Option" or "NSO"). If the option is an NSO, the option price may be any price determined by the Board of Directors.

If the option is an ISO, the option price cannot be less than the fair market value of the Common Stock on the date of grant. If an optionee of an ISO at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the option price may not be less than 110% of the fair market value of the Common Stock on the date of grant. The fair market value of such shares shall be deemed to be the closing price of the Common Stock last reported before the time the option is granted, if the stock is publicly traded, or any other value of the Common Stock as specified by the Board of Directors. No ISO may be granted on or after the tenth anniversary of the date that the 2001 Plan was adopted by the Board of Directors. No individual may be granted options under the 2001 Stock Incentive Plan for more than an aggregate of 300,000 shares of Common Stock in any calendar year or, in the case of a newly hired employee, 500,000 in the calendar year in which the employee is hired. The aggregate fair market value, on the date of the grant, of the stock for which ISOs are exercisable for the first time by an employee during any calendar year may not exceed $100,000. If such aggregate fair market value exceeds $100,000, the portions of the option or options that would create the excess value are treated as NSO's. No monetary consideration is paid to the Company upon the granting of options.

    Options granted under the 2001 Plan generally continue in effect for the period fixed by the Board of Directors, except that ISOs are not exercisable after the expiration of 10 years from the date of grant or five years in the case of 10% shareholders. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant and, except as otherwise determined by the Board of Directors with respect to an NSO, are nontransferable except on death of a holder. Options may be exercised only while an optionee is employed by or in the service of the Company or a subsidiary or within 12 months following termination of employment by reason of death or, in the case of NSO's, bona fide early retirement, or 3 months (6 months in the case of NSO's) following termination for any other reason, but if and only to the extent the optionee was entitled to exercise the option at the date of termination. The 2001 Plan provides that the Board of Directors may extend the exercise period for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number underlying the option. The purchase price for each share purchased pursuant to exercise of options must be paid in cash, including cash which may be the proceeds of a loan from the Company, or, with the consent of the Board of Directors, in whole or in part, in shares of Common Stock valued at fair market value, in restricted stock, in performance units or other contingent awards denominated in either stock or cash, in deferred compensation credits, in promissory notes, or in other forms of consideration. Upon the exercise of an option, the number of shares subject to the option and the number of shares available under the 2001 Plan for future option grants are reduced by the number of shares with respect to which the option is exercised, less any shares surrendered in payment or withheld to satisfy withholding obligations.

    Stock Bonus Awards.  The Board of Directors may award Common Stock as a stock bonus under the Plan and determine the number of shares to be awarded and the period of time for the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the Board of Directors at the time the stock is awarded. The 2001 Plan limits the total number of shares that may be issued as a stock bonus or as restricted stock to 20 percent of the number of shares authorized for use under the 2001 Plan.

    Restricted Stock.  The Plan provides that the Board of Directors may issue restricted stock in such amounts, for such consideration, and subject to such terms, conditions and restrictions as the Board of Directors may determine, except that the 2001 Plan limits the total number of shares that may be issued as a restricted stock and stock bonus to 20 percent of the number of shares authorized for use under the 2001 Plan. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded.

    Foreign Qualified Grants.  The Board of Directors may adopt such supplements to the 2001 Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws except that no award shall be granted under any such supplement with terms that are more beneficial to the participants than the terms permitted under the 2001 Plan.

    Changes in Capital Structure.  The 2001 Plan provides that if the outstanding Common Stock of the Company is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any sale, lease, exchange or other transfer, stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment will be made by the Board of Directors in the number and kind of shares available for grants under the 2001 Plan and in all other share amounts set forth in the Plan. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party, or any sale, lease, exchange or other transfer of all or substantially all of the Company's assets (each a "Transaction"), the Board of Directors will, in their sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding awards under the Plan: (i) outstanding options will remain in effect in accordance with their terms; (ii) outstanding options will be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction; or (iii) the Board of Directors will provide a period of 30 days or less prior to the consummation of the Transaction during which outstanding options will be exercisable to the extent they are already vested or vest within that period. Upon the expiration of such period, all unexercised options will immediately terminate. The Board of Directors may, in their sole discretion, accelerate the exercisability of options so that they are exercisable in full during this period. In the event of the dissolution of the Company, options will be treated in accordance with clause (iii) above.

    Amendments.  The Board of Directors may at any time modify or amend the 2001 Plan in any respect. Except in connection with a change in capital structure, however, no change in an award already granted shall be made without the written consent of the award holder if the change would adversely affect the holder.

    Tax Consequences.  The following description is a summary of the federal income tax consequences of awards under the 2001 Plan. Applicable state, local and foreign tax consequences may differ.

    Certain options authorized to be granted under the 2001 Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of the ISO, although such exercise may produce alternative minimum tax liability for the optionee. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. Ordinarily, if an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price will be taxable as ordinary compensation income in the year of such disqualifying disposition; however, on certain sales or exchanges the amount that is taxable as ordinary compensation is limited to the amount by which the amount realized on the disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

    Certain options authorized to be granted under the 2001 Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of an NSO pursuant to the 2001 Plan until the option is exercised. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

    An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Code and the employee elects within 30 days after the original transfer to recognize income in connection with the original transfer under Section 83(b) of the Code. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee a Section 83(b) election is made. The Company generally will be entitled to a tax deduction equal to the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold on the income amount.

    Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to certain of its most highly compensated officers in any year. Under Internal Revenue Service regulations, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan pursuant to which it is granted meets certain requirements. One requirement is shareholder approval at least once every five years of the per-employee limits on the number of shares as to which options may be granted each year. As discussed above under Stock Options, the 2001 Plan limits the options that an employee may be granted to no more than an aggregate of 300,000 (500,000 in the year of hire) shares of Common Stock in any calendar year. Other requirements are that the option or award be granted by a committee of at least two outside directors and that the exercise price of the option be not less than fair market value of the Common Stock on the date of grant. The Compensation Committee is composed of three outside directors and, thus, meets the requirements of the regulations. Assuming that future option grants or awards are made in compliance with the above requirements, the Company believes that the options or awards will be exempt from the $1,000,000 deduction limit.

Vote Required for Approval and Recommendation by the Board

    The Board of Directors recommends a vote FOR Proposal 3. The proposal to approve the 2001 Plan must be approved by the holders of at least a majority of the votes cast, provided that the total vote cast on this proposal represents a majority of the outstanding shares of Common Stock entitled to vote on the matter present at the Annual Meeting. Abstentions have the same effect as "no" votes in determining whether the 2001 Plan is approved. Broker nonvotes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote.

PROPOSAL 4: AMENDMENT OF RESTATED ARTICLES OF INCORPORATION
TO INCREASE COMMON STOCK

The Board of Directors Recommends a Vote "For" Proposal 4.

The Proposal

    The Board of Directors has unanimously adopted a resolution subject to shareholder approval to amend the Company's Restated Articles of Incorporation to increase from 100,000,000 to 300,000,000 the number of authorized shares of Common Stock and from 1,000,000 to 3,000,000 the number of authorized shares of Preferred Stock. This amendment is being submitted to the shareholders of the Company for approval. Under this proposal, Section 1 of Article II of the Restated Articles of Incorporation will be amended to provide as follows:

      "The aggregate number of shares that the corporation shall have the authority to issue is three hundred three million (303,000,000) shares, divided into three hundred million (300,000,000) shares of

  Common Stock, without par value, and three million (3,000,000) shares of No Par Serial Preferred Stock, without par value."

Background and Reasons for the Amendment

    The Company's Restated Articles of Incorporation currently authorize the Company to issue up to 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. In connection with the rising market price of its Common Stock, the Company declared a two-for-one split of its Common Stock, effected by a stock dividend, on September 21, 2000. Consequently, as of April 1, 2001, 51,340,758 shares of Common Stock were issued and outstanding. The Company also has issued, or reserved for issuance, shares of its Common Stock in connection with several benefit plans, including its employee stock purchase plan and its stock incentive plans. Use of shares under these plans has increased with the growth of the Company and its employee base. At April 1, 2001, approximately 8,000,000 shares were reserved for issuance under the Company's stock-based plans. If the proposals described above to increase the number of shares of Common Stock reserved for issuance under the 1998 Employee Stock Purchase Plan and to approve the adoption of the 2001 Stock Incentive Plan are passed by the shareholders, the number reserved for issuance will increase by 2,500,000. Giving effect to these additional reserved shares, only approximately 41,000,000 shares of our Common Stock will be available for future use.

    There are no shares of Preferred Stock currently outstanding. However, the Company has reserved 600,000 shares of preferred stock for use pursuant to its 1998 Shareholder Rights Plan in connection with the exercise of preferred stock purchase rights associated with the Common Stock currently outstanding. The proposed increase in the number of shares of authorized Preferred Stock would preserve the current proportion of authorized Common Stock and Preferred Stock.

    The Board of Directors believes that it is in the Company's best interest to increase the number of authorized but unissued shares of Common Stock and Preferred Stock in order to have additional shares available to meet the Company's future business needs as they arise. The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock currently outstanding. The additional shares of Common Stock would provide the Company with the flexibility to issue additional shares for, among other things, various equity compensation and other employee benefit plans and arrangements, the sale of stock to raise additional capital, the purchase of property or assets, the acquisition or merger into the Company of other companies, the declaration of stock splits or dividends, and other bona fide corporate purposes. While the Company's management has no current arrangements, agreements, understandings or plans for the use of the additional shares proposed to be authorized, the Board of Directors believes that the availability of such additional shares will provide the Company with the flexibility to issue Common Stock and Preferred Stock for a variety of purposes that the Board of Directors may deem advisable.

    The Preferred Stock is currently contemplated for use only in support of the operation of the 1998 Shareholder Rights Plan. However, the shares of Preferred Stock could also be used for other bona fide corporate purposes as determined from time to time by the Board of Directors. The Company's board of directors is permitted to determine the preferences, limitations and relative rights of the Preferred Stock to the maximum extent permitted by law, and to create one or more series of Preferred Stock with preferences, limitations and rights that vary among series. These characteristics of the Preferred Stock could have an adverse effect on the liquidation rights, dividend rights and voting rights of holders of Common Stock.

    Shareholders do not have preemptive rights, and thus do not have a preferential right to purchase additional shares issued by the Company. If the board of directors elects to issues additional shares of Common Stock or Preferred Stock, the issuance could have a dilutive effect on earnings per shares, book value per share if a shareholder does not purchase additional shares to maintain its, his or her pro rata interest, on a stock holder's percentage voting power in the Company. If authorized, the additional shares of Common Stock and Preferred Stock could be issued without further action by the Company's shareholders, unless shareholder approval is required by law, regulation or stock exchange rule.

    Although an increase in the authorized shares of Common Stock and Preferred Stock could, under certain circumstances, be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Board of Directors is not proposing this amendment to the Restated Articles of Incorporation in response to any effort know to the Board of Directors to accumulate Common Stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the shareholders. Finally, the Board of Director does not currently contemplate recommending the adoption of any other amendments to the Restated Articles of Incorporation which could be construed as affecting the ability of third parties to take over or to change the control of the Company.

Vote Required for Approval and Recommendation by the Board.

    The Board of Directors recommends a vote FOR Proposal 4. The proposal to approve the amendment to the 2001 Plan must be approved by the holders of at least a majority of the votes cast, provided that the total vote cast on this proposal represents a majority of the outstanding shares of Common Stock entitled to vote on the matter at the Annual Meeting. Abstentions have the same effect as "no" votes in determining whether the amendment to the Restated Articles is approved. Broker nonvotes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote.

PROPOSAL 5: APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors Recommends a Vote "For" Proposal 5

    PricewaterhouseCoopers LLP audited the Company's financial statements for the year ended April 1, 2001 and has been appointed to act as auditors of the Company's financial statements for the fiscal year ending March 31, 2002. While not required, the Board of Directors is submitting this appointment for ratification by the shareholders. If ratification is not obtained, the Board will reconsider the appointment. See "Audit Committee Matters" for information concerning services performed by the auditors. Representatives of PricewaterhouseCoopers will be at the meeting, will be able to make a statement if they wish and will be available to answer your questions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table shows information about each person known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock in April 2001.

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Outstanding Shares
Wellington Management Company LLP 75 State Street Boston, MA 02109	4,705,900	9.51%
Hartford Capital Appreciation HLS Fund, Inc. 200 Hopmeadow Street Simsbury, CT 06089	3,109,600	6.28%
Morgan Stanley Dean Witter & Co. 1585 Broadway New York, NY 10036	2,963,168	5.98%

BOARD COMPENSATION, ATTENDANCE AND COMMITTEES

    In fiscal 2001, the Company's Board of Directors met in person four times and via telephone conference call one time. The Company's directors, other than full-time employees, are paid an annual retainer of $28,000, plus $1,500 for each Board meeting attended, $1,000 for each telephonic board meeting attended and $1,000 for each committee meeting attended. Nonemployee directors are also eligible to receive a per diem of up to $1,000 in the event the director is requested to perform additional service beyond that normally expected of directors. Each director attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the committees of which he was a member.

    Any director who is not an employee of the Company and has not, within two years, been an employee of the Company (a "Nonemployee Director") is eligible to receive options under the 1987 Non-Employee Directors' Stock Option Plan ("Directors' Plan"). The exercise price for all options granted under the Directors' Plan will be the fair market value of the Common Stock on the date the option is granted. On the date of each annual meeting of shareholders, each new Nonemployee Director will automatically be granted an option to purchase 1,000 shares of Common Stock at the time of his or her initial election to the Board. Each Nonemployee Director who is re-elected at such meeting or who continues in office, serving a term for which such director was previously elected, will also automatically be granted an option to purchase 1,000 shares of Common Stock. On the date of the 2000 Annual Meeting of Shareholders, Messrs. Bridenbaugh, DuCray, Graber, Oechsle, Pond, Rothmeier and Travis each were automatically granted an option for 1,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant. All options have a 10-year term from the date of grant. Each option becomes exercisable for 25 percent of the number of shares covered by the option at the end of each of the first four years of the option term. Options may be exercised only while the optionee is a director of the Company, within one month after the date the optionee terminates service as a director or within one year after the optionee's death, disability or retirement under the Company's policy requiring retirement of directors. Options become fully exercisable upon normal retirement or in the event a director resigns or is removed within 12 months of a change in control of the Company.

    The Board of Directors has five standing committees. The Compensation Committee makes recommendations to the Board of Directors concerning compensation of corporate officers and the granting of stock options. See "Report of the Compensation Committee on Executive Compensation" above. Its members are Messrs. Rothmeier, Graber and Oechsle. The Nominating Committee makes recommendations to the Board of Directors concerning nominees to the Board of Directors. Its members are Messrs. Bridenbaugh, Pond and McCormick. The Executive Committee has authority to exercise the power of the Board of Directors, with certain exceptions, between meetings of the Board of Directors. Its members are Messrs. McCormick, Rothmeier, Graber and Travis. The Audit Committee meets with management, internal auditors and the Company's independent public accountants, who have access to the Audit Committee with and without the presence of management representatives. The Audit Committee is composed of Messrs. DuCray, Travis and Oechsle. See "Report of Audit Committee" above. The Environmental Committee meets with the Company's environmental managers to monitor and advise on environmental matters concerning the Company. The Environmental Committee is composed of Mr. Bridenbaugh and Mr. Pond. The Compensation Committee met four times, the Audit Committee met two times and the Environmental Committee met four times in fiscal 2001. The Nominating Committee and the Executive Committee did not hold meetings separate from Board meetings in fiscal 2001. The Nominating Committee will consider nominees recommended by shareholders. Shareholders who wish to submit names to the Nominating Committee for consideration at the 2002 Annual Meeting of Shareholders should do so in writing between June 2, 2002 and June 27, 2002, addressed to the Nominating Committee, c/o Corporate Secretary, Precision Castparts Corp., 4650 SW Macadam, Suite 440, Portland, Oregon 97201, setting forth (a) as to each nominee whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Company beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Company beneficially owned by the shareholder.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, as well as persons who own more than 10 percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership of Common Stock of the Company with the Securities and Exchange Commission. To the Company's knowledge, based solely on reports and other information submitted by executive officers and directors, the Company believes that during the year ended April 1, 2001, each of its executive officers, directors and persons who own more than 10 percent of the Company's Common Stock complied with all applicable Section 16(a) filing requirements.

ANNUAL REPORT AND FORM 10-K

    We have included a copy of the Company's 2001 Annual Report with this statement. Upon written request the Company will furnish without charge a copy of the Company's Annual Report on Form 10-K for the Company's 2001 fiscal year. Such requests should be directed to Mr. Roger A. Cooke, Secretary, c/o Precision Castparts Corp., 4650 SW Macadam, Suite 440, Portland, OR 97201.

METHOD AND COST OF SOLICITATION

    The Company will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, the Company's employees may request the return of proxies in person or by telephone. We have hired Morrow & Co., Inc. to help with annual meeting procedures and to solicit proxies for a fee of $      . Brokers and persons holding shares for the benefit of others may incur expenses in forwarding proxies and accompanying materials and in obtaining permission from beneficial owners of stock to execute proxies. On request, we will reimburse those expenses.

DISCRETIONARY AUTHORITY

    While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to in this proxy statement. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented that we receive notice of after May 5, 2001.

SHAREHOLDER PROPOSALS

    Shareholders wishing to present proposals for action at an annual meeting must do so in accordance with the Company's Bylaws. To be timely, a shareholder's notice must be in writing, delivered to or mailed and received at the principal executive office of the Company, not less than 50 days nor more than 75 days prior to that year's annual meeting; provided, however, that in the event less than 65 days' notice or prior public disclosure of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the 15th day following the date on which such notice of the annual meeting was mailed or such public disclosure was made, whichever first occurs. For purposes of the Company's 2002 annual meeting, such notice, to be timely, must be received by the Company between June 1, 2002 and June 26, 2002. In addition, SEC rules require that any shareholder proposal that you wish to be considered for inclusion in next year's annual meeting proxy material be received at our principal office by March 7, 2002. Our mailing address is 4650 SW Macadam, Suite 440, Portland, Oregon 97201.

    Whether you plan to attend the meeting or not, please sign the enclosed proxy form and return it to us in the enclosed stamped, return envelope.

                      Roger A. Cooke
                       Secretary

Portland, Oregon
July 5, 2001

Exhibit A

Audit Committee Charter

Purpose

    The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls established by the Company, the internal and external audit processes, the compliance with laws and the maintenance of ethical standards by the Company. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, the internal auditors, and the independent accountants.

Organization

  •
  The Audit Committee shall be appointed annually by the Board of Directors.

  •
  The Audit Committee shall be composed of at least three independent directors.

  •
  Only directors who are independent as determined in accordance with the rules of the New York Stock Exchange may be members of the Audit Committee.

  •
  At least one member of the Audit Committee shall have a background in financial reporting, accounting or auditing, and each member shall be financially literate or become financially literate within a reasonable period of time after his or her appointment.

  •
  The Board shall appoint one of the members of the Audit Committee as Chairperson. It is the responsibility of the Chairperson, with assistance from management, to schedule all meetings of the committee and provide the committee with a written agenda for the meetings.

Responsibilities

    In meeting its responsibilities, the committee shall:

General

  •
  Have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist in the conduct of any investigation.

  •
  Meet at least two times per year or more frequently as circumstances require. The committee may direct members of management or others to attend the meetings and provide pertinent information as necessary.

  •
  Report committee actions to the Board of Directors with such recommendations as the committee may deem appropriate.

  •
  Review and update the committee's charter annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

  •
  Include Audit Committee Report in Proxy Statement as required by SEC.

  •
  Meet at least annually in separate executive sessions with the internal auditors and the independent accountants to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

  •
  Perform such other functions assigned by law, the Company's Articles of Incorporation or bylaws, or the Board of Directors.

Financial Reporting

  •
  Review with management and the independent accountants at the completion of the annual examination:

  •
  The Company's annual financial statements.

  •
  The independent accountants' audit of the financial statements and their report thereon.

  •
  Any significant changes required in the independent accountants' audit plan.

  •
  Any disputes with management encountered during the course of the audit.

  •
  Other matters which are to be communicated to the Audit Committee under SAS 61.

  •
  Review with management and the independent accountants prior to filing the quarterly 10-Q any matters which are required to be communicated to the Audit Committee under SAS 61.

Independent Accountants

  •
  Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountants, and review and approve the discharge of the independent accountants.

  •
  Review the scope and approach of the annual audit with the independent accountants.

  •
  Review independence of the independent accountants, including a review of the nature of all services and related fees provided by the independent accountants.

  •
  Discuss with the independent accountants the quality of the Company's accounting policies and disclosures.

  •
  Instruct the independent accountants to communicate and to report directly to the Audit Committee any disputes with management.

Internal Auditors

  •
  Review the scope, assessment of risk and nature of the internal auditors' plan and any subsequent changes.

  •
  Review with management and the internal auditors:

  •
  Significant findings during the year and management's responses thereto, including the timetable for implementation of the recommendations to address identified weaknesses in internal control.

  •
  Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

  •
  Any changes required in the planned scope of their audit plan.

  •
  Budget and staffing for internal audit.

  •
  Review and concur in the appointment, replacement, or dismissal of the internal auditors.

Compliance with Laws and Regulations

  •
  Review at least annually with the Company's legal advisors and others any legal, tax or regulatory matters that may have a material impact on Company operations and the financial statements.

Compliance with Business Conduct Policy

  •
  Review and assess the Company's processes for administering its Business Conduct Policy.

  •
  Review annually with the internal auditors their review of employee compliance with the Business Conduct Policy.

While the Committee has the responsibilities and power set forth in this Charter delegated to it by the Board, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee, separate from the Board, to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Business Conduct Policy.

Exhibit B

PRECISION CASTPARTS CORP.
1998 EMPLOYEE STOCK PURCHASE PLAN

* Bracketed language reflects proposed amendment

    1.  Purpose of the Plan.  Precision Castparts Corp. (the "Company") believes that ownership of shares of its common stock by its employees, and by the employees of its subsidiaries, is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the Company's growth and success. The purpose of the Precision Castparts Corp. 1998 Employee Stock Purchase Plan (the "Plan") is to provide a convenient means for employees of the Company and its subsidiaries to purchase the Company's stock.

    2.  Shares Reserved for the Plan.  There are [3,000,000]* shares of the Company's authorized but unissued Common Stock (the "Common Stock"), reserved for the Plan. The number of shares reserved is subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. The determination of whether an adjustment shall be made and the manner of any adjustment shall be made by the Board of Directors of the Company (the "Board of Directors") without any further approval from the shareholders, which determination shall be conclusive.

    3.  Administration of the Plan.  The Plan shall be administered by the Employee Stock Purchase Plan Committee (the "Committee"), which shall consist of three or more employees appointed by the Board of Directors. The Board of Directors may at any time remove any member of the Committee, with or without cause, fill vacancies and appoint new members of the Committee. The Committee shall have authority to promulgate rules and regulations for the operation of the Plan, to adopt forms for use in connection with the Plan, to decide any question of interpretation of the Plan or rights arising under the Plan and generally to supervise the administration of the Plan. The Committee may consult with counsel for the Company on any matter arising under the Plan. All determinations and decisions of the Committee shall be conclusive. No member of the Committee shall receive any compensation for serving as a member of the Committee.

    4.  Eligible Employees.  Except as provided below, all full-time employees of the Company and all full-time employees of any domestic or foreign subsidiary corporation of the Company that is designated by the Board of Directors as a participant in the Plan (a "Participating Subsidiary") are eligible to participate in the Plan. Any employee who, after receiving an option pursuant to the Plan, would own or be deemed under section 425(d) of the Internal Revenue Code of 1986, as amended (IRC) to own stock (including stock that may be purchased under any outstanding options) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or, if applicable, its parent or subsidiaries, shall be ineligible to participate in the Plan. A full-time employee is one who is an employee of the Company or of any Participating Subsidiary on the date an option is granted pursuant to the Plan, excluding, however, any employee whose customary employment is fewer than 20 hours per week or whose customary employment is for not more than five months per calendar year or who is a collective bargaining unit employee whose collective bargaining unit has rejected participation in the Plan on behalf of employees in that unit. Such rejection shall be effective until revoked by written notice to the Company. An employee shall be treated as employed continuously for all purposes of the Plan during any period not exceeding 90 days during which he or she is on sick, military or other bona fide leave of absence, including layoff.

    5.  Participation in the Plan.  As of a specific date during the first month of each calendar year, the Board of Directors may make an option grant under the Plan to all, but not fewer than all, eligible employees. The specific grant date selected by the Board of Directors is referred to as the Offer Date. Shares subject to the options, to the extent of exercise of the options by eligible employees, shall be purchased on December 31 of the year in which the Offer Date occurs (the "Purchase Date") or the earlier Special Purchase Dates (as defined below) specified under Section 12(c) with respect to certain retirees. To the extent options granted under the Plan are not exercised by the Purchase Date, the options shall expire and be of no further force or effect.

    Options granted pursuant to the Plan in any calendar year shall give each eligible employee the right to purchase shares of Common Stock at the Purchase Price with payroll deductions up to 10 percent of eligible compensation for which a payroll deduction percentage may be specified as further described below. The maximum number of shares that can be purchased is the lesser of 2,000 shares or shares with a market value of $25,000 on the Grant Date.

    No options may be granted pursuant to the Plan that would allow an employee's right to purchase shares under all stock purchase plans of the Company and its subsidiaries, to which IRC section 423 applies, to accrue at a rate that exceeds $25,000 of fair market value of shares (determined on the Grant Date) for the calendar year in which the Grant Date occurs. For this purpose, the right to purchase shares pursuant to an option accrues on the Purchase Date or Special Purchase Date for certain retirees, if applicable.

    An employee may participate in the Plan with respect to all or a portion of the shares covered by the option by submitting to the Company, on a form supplied by the Company, a subscription and payroll deduction authorization. The payroll deduction authorization will authorize the employing corporation to deduct a specific amount from each of the employee's regular paychecks beginning with the payroll period after which the payroll deduction authorization was submitted and continuing until the last payroll period before the Purchase Date or until the employee amends or terminates the payroll deduction authorization. With respect to each applicable pay period, an employee who receives a base salary may specify a payroll deduction percentage that is at least 1 percent and not greater than 10 percent of such employee's base salary for the pay period, and a non-salaried employee may specify a payroll deduction percentage that is at least 1 percent and not greater than 10 percent of the employee's straight-time component of total wages for all hours worked up to 40 hours in a weekly pay period, or up to an equivalent number of hours if the pay period is other than weekly. After an employee has begun participating in the Plan by initiating payroll deductions, the employee may change the authorized payroll deduction percentage at each pay period, and the change will be effective in the next payroll period. An employee may suspend the deduction at any time, and the suspension will be effective in the next payroll period after the deduction is suspended. Accumulated deductions will be refunded, without interest, within 30 days upon written request. After suspension, deduction may be resumed, but not until at least one month after the deduction was suspended. If an employee's employment with the Company is terminated before the Purchase Date, other than on account of death or retirement, accumulated payroll deductions will be refunded, without interest, within 30 days. On termination due to death or retirement, the retiree or representative of the estate of the deceased employee, if applicable, may elect to have the accumulated payroll deductions refunded as described above. Otherwise, the accumulated amount will be used to purchase shares as described below.

    6.  Purchase of Shares.  All amounts withheld from an employee's pay pursuant to Section 5 shall be credited to an account established for the employee under the Plan (the "employee's account"). No interest will be paid on the accounts. The total amount credited to an employee's account on the Purchase Date, or the Special Purchase Date described below for certain retired participants, if applicable, will be used to purchase full and fractional shares under the Plan, subject to the applicable limits on available shares. If the total amount in any employee's account, or the aggregate of all employees' accounts, would purchase shares in excess of the applicable limits, the excess will be refunded to the employees affected by the limits.

    7.  Purchase Price.  The price at which a share of Common Stock may be purchased pursuant to the Plan shall be specified by the Board of Directors at the time of option grant, but shall not be less than the lower of (i) 85 percent of the fair market value of a share of Common Stock for the Grant Date, or (ii) 85 percent of the fair market value of a share of Common Stock for the Purchase Date. Unless otherwise specified by the Board of Directors, the fair market value of a share of Common Stock shall be the Closing Price of a share of Common Stock as shown on the New York Stock Exchange Composite Transactions Listing for such date, as published in The Wall Street Journal. In the event that the Common Stock is no longer listed on the New York Stock Exchange or the price is no longer shown on the New York Stock Exchange Composite Transactions Listing, then the Board of Directors or the Committee shall substitute a comparable source of closing price information.

    8.  Delivery and Custody of Shares.  Full and fractional shares determined as of the Purchase Date will be credited to each employee's account within 30 days after the Purchase Date. Shares purchased by employees pursuant to the Plan shall be held by the Bank of New York or a successor custodian approved by the Board of Directors (the "Custodian"). By appropriate instructions to the Custodian on forms to be provided for the purpose, an employee may obtain transfer into the employee's own name of all or part of the whole shares held by the Custodian for the employee's account, and delivery of those shares to the employee. Any fractional shares held by the Custodian for the employee's account will be settled for cash. Upon an employee's written request to the Custodian, all or part of the employee's full and fractional shares credited to an employee's account shall be sold by the Custodian's discount brokerage company in accordance with the twice-weekly or other established schedule for sale of such shares. The employee shall pay the brokerage company's charge for such sale.

    9.  Records and Statements.  The Company shall keep records of payroll deductions during the year and transmit the records to the Custodian after the Purchase Date. Each employee shall receive a quarterly statement within 30 days after the end of each quarter which shows the share value and activity in the employee's account. Participants will be furnished such other reports and statements, and at such intervals, as the Board of Directors shall determine from time to time.

    10.  Expenses of the Plan.  The Company will pay all expenses, except brokerage fees on sales of shares, incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan.

    11.  Rights Not Transferable.  Rights to purchase shares under this Plan shall not be transferable or assignable by the employee except by will or by the laws of descent and distribution of the state or country of the employee's domicile at the time of death and shall be exercisable during the employee's lifetime only by the employee.

    12.  Limitations on Rights to Purchase Shares.

      (a) Except as provided in Sections 12(b) and 12(c) of the Plan, no shares may be purchased under the Plan unless the purchaser is employed by the Company or a Participating Subsidiary on the Purchase Date and shall have been so employed continuously since the Grant Date.

      (b) If the employee's employment by the Company or a Participating Subsidiary is terminated by death, any shares available for purchase by the employee may be purchased on the Purchase Date. To the extent shares available for purchase by a deceased employee are not purchased on the Purchase Date, all further rights to purchase shares pursuant to the offering shall cease and terminate.

      (c) If the employee's employment by the Company or a Participating Subsidiary is terminated by retirement on or before September 30, in the year in which the Grant Date occurs, any shares available for purchase by the employee may be purchased on the last business day of the second full calendar month after the month in which the employee's retirement date occurs (the "Special Purchase Date"). To the extent shares available for purchase by an employee retiring on or before September 30, in the year in which the Grant Date occurs, are not purchased on the Special Purchase Date, all further rights to purchase shares pursuant to the offering shall cease and terminate, and accumulated deductions will be refunded.

    If an employee's employment by the Company or a Participating Subsidiary is terminated by retirement after September 30, in the year in which the Grant Date occurs, any shares available for purchase by the employee may be purchased on the Purchase Date. To the extent shares available for purchase by an employee retiring after September 30, in the year in which the Grant Date occurs are not purchased on the Purchase Date, all further rights to purchase shares pursuant to the offering shall cease and terminate.

    For purposes of this provision, retirement means termination of employment on or after the normal retirement date under the Precision Castparts Corp. Retirement Plan (age 65 at January 1, 1998).

    13.  Dividends and Other Distributions.  Dividends and other distributions, if any, on shares held by the Custodian shall be paid to the Custodian and held by it for the account of the respective employees entitled to them. Cash dividends or distributions paid to the Custodian shall be reinvested in Company shares in proportion to the number of shares held in the employees' accounts. Dividends and other distributions, if any, on shares held directly by employees shall be issued currently to the employees entitled to them.

    14.  Voting and Shareholder Communications.  In connection with voting on any matter submitted to the shareholders of the Company, the Custodian shall vote the shares it holds for each employee's account in accordance with instructions from the employee or, if requested by an employee, shall furnish to the employee a proxy authorizing the employee to vote the shares. Copies of all general communications to shareholders of the Company shall be sent to employees participating in the Plan. Share voting shall apply to shares held in accounts beginning in the calendar year after the Purchase Date.

    15.  Responsibility.  Neither the Company, its Board of Directors, any Participating Subsidiary, nor any officer or employee of any of them shall be liable to any employee under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.

    16.  Conditions and Approvals.  The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, the rules of any stock exchange on which the Company's securities may be listed, and the approval of federal and state authorities or agencies with jurisdiction in the matter. The Company shall use its best efforts to comply with such laws, regulations, and rules and to obtain required approvals.

    17.  Amendment of the Plan.  The Board of Directors may from time to time amend the Plan in any and all respects, except that without the affirmative vote of the holders of a majority of the shares of the Company voting on the amendment at a validly held meeting of shareholders, the Board of Directors may not (a) increase the number of shares reserved for the Plan (except for adjustments in the event of stock dividends, stock splits, combinations of shares, recapitalizations, or other changes in the outstanding Common Stock), (b) extend the term of the Plan, (c) decrease the purchase price of shares offered pursuant to the Plan, (d) materially increase benefits accruing to employees under the Plan, or (e) materially modify eligibility requirements under the Plan.

    18.  Termination of the Plan.  The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, or December 31, 2007, whichever is earlier, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except that such termination shall not affect outstanding rights to purchase shares. With the consent of the shareholders, additional Common Stock may be reserved for the Plan or the Plan may be readopted. Notwithstanding anything in the Plan to the contrary, in the event of a change in control of the Company, if the Board of Directors determines that the operation or administration of the Plan could prevent participating employees from obtaining the benefit of the timely exercise of their options under the Plan, the Plan may be terminated in any manner deemed by the Board of Directors to provide equitable treatment to participating employees. Equitable treatment may include, but is not limited to, (i) the setting by the Board of Directors of an interim purchase date or (ii) the payment to each participating employee of the amount of contributions standing to such participating employee's account as of the date of the change in control, plus, except in the case of a participating employee who is subject to Section 16(b) of the

Securities Exchange Act of 1934, as amended (the "Exchange Act"), an additional amount equal to the product of (A) the number of full shares of Common Stock that could have been purchased for the participating employee immediately prior to the change in control with the contributions standing to such participating employee's account as of the date of the change in control at the purchase price (determined under Section 7) as of the Grant Date (the "Purchase Price") and (B) the excess, if any, of the highest price paid per share of Common Stock in connection with the change in control of the Company over the Purchase Price.

    For purposes of the Plan, a "change in control" of the Company shall have occurred if:

      (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20 percent of the combined voting power of the Company's then outstanding securities;

      (b) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this section) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

      (c) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20 percent of the combined voting power of the Company's then outstanding securities; or

      (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

    19.  Tax Withholding.  Each participant who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Company to be required. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the participant shall pay such amount to the Company on demand. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law.

    20.  Effective Date.  This Plan shall become effective January 1, 1998 (the "Effective Date") provided that it shall not become effective until it has been approved by the affirmative vote of the holders of a majority of the shares of the Company.

Exhibit C

PRECISION CASTPARTS CORP
2001 STOCK INCENTIVE PLAN

    1.  Purpose.  The purpose of this 2001 Stock Incentive Plan (the "Plan") is to enable Precision Castparts Corp. (the "Company") to attract and retain the services of (i) selected employees, officers and directors of the Company or any parent or subsidiary of the Company and (ii) selected nonemployee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary of the Company. For purposes of this Plan, a person is considered to be employed by or in the service of the Company if the person is employed by or in the service of any entity (the "Employer") that is either the Company or a parent or subsidiary of the Company. As used in this Section 1, the term "subsidiary" shall include corporations, limited liability companies, partnerships or other entities directly or indirectly controlled by the Company.

    2.  Shares Subject to the Plan.  Subject to adjustment as provided below and in Section 10, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall be 1,500,000 shares. If an option granted under the Plan expires, terminates or is canceled, the unissued shares subject to that option shall again be available under the Plan. If shares awarded as a bonus pursuant to Section 7 or sold pursuant to Section 8 under the Plan are forfeited to or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

    3.  Effective Date and Duration of Plan.

        3.1  Effective Date.  The Plan shall become effective as of May 24, 2001. No Incentive Stock Option (as defined in Section 5 below) granted under the Plan shall become exercisable, however, until the Plan is approved by the affirmative vote of the holders of a majority of the shares of Common Stock represented at a shareholders meeting at which a quorum is present or by means of unanimous consent resolutions, and the exercise of any Incentive Stock Options granted under the Plan before approval shall be conditioned on and subject to that approval. Subject to this limitation, options may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

        3.2  Duration.  The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, or any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

    4.  Administration.

        4.1  Board of Directors.  The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it deems expedient to carry the Plan into effect, and the Board of Directors shall be the sole and final judge of such expediency.

        4.2  Committee.  The Board of Directors may delegate to any committee of the Board of Directors (the "Committee") any or all authority for administration of the Plan. If authority is delegated to the Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee, except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may amend or terminate the Plan as provided in Sections 3 and 10.

        4.3  Officers.  The Board of Directors may delegate to any officer or officers of the Company authority to grant awards under the Plan, subject to any restrictions imposed by the Board of Directors.

    5.  Types of Awards, Eligibility, Limitations.  The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in Sections 6.1 and 6.2; (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in Sections 6.1 and 6.3; (iii) award stock bonuses as provided in Section 7; and (iv) sell shares subject to restrictions as provided in Section 8. Awards may be made to employees, including employees who are officers or directors, and to other individuals described in Section 1 selected by the Board of Directors; provided, however, that (i) only employees of the Company or any parent or subsidiary of the Company (as defined in subsections 424(e) and 424(f) of the Code) are eligible to receive Incentive Stock Options under the Plan, and (ii) the Company shall not issue or sell more than 20 percent of the shares reserved for issuance under the Plan as stock bonuses as provided in Section 7 or shares subject to restrictions as provided in Section 8, aggregating for purposes of this limitation all shares issued under Section 7 and Section 8. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options for more than an aggregate of 500,000 shares of Common Stock in the calendar year in which the employee is hired or 300,000 shares of Common Stock in any other calendar year.

    6.  Option Grants.

        6.1  General Rules Relating to Options.

            6.1-1  Terms of Grant.  The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the exercise price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

            6.1-2  Exercise of Options.  Except as provided in Section 6.1-4 or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of exercise the optionee is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the date the option was granted. Except as provided in Sections 6.1-4 and 9, options granted under the Plan may be exercised from time to time over the period stated in each option in amounts and at times prescribed by the Board of Directors, provided that options may not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if an optionee does not exercise an option in any one year for the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

            6.1-3  Nontransferability.  Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms (i) shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and (ii) during the optionee's lifetime, shall be exercisable only by the optionee.

            6.1-4  Termination of Employment or Service.

                6.1-4(a)  General Rule.  Unless otherwise determined by the Board of Directors, if an optionee's employment or service with the Company terminates for any reason other than because of total disability, death or, in the case of Nonstatutory Stock Options, bona fide early retirement, as provided in Sections 6.1-4(b) and (c) and (d), his or her option may be exercised at any time before the expiration date of the option or the expiration of 3 months (6 months in the case of Nonstatutory Stock Options) after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination.

                6.1-4(b)  Termination Because of Total Disability.  Unless otherwise determined by the Board of Directors, if an optionee's employment or service with the Company terminates because of total disability, his or her option may be exercised at any time before the expiration date of the option or before the date 3 months after the date of termination (6 months in the case of Nonstatutory Stock Options), whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination. The term "total disability" means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the optionee to be unable to perform his or her duties as an employee, director, officer or consultant of the Employer and unable to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

                6.1-4(c)  Termination Because of Death.  Unless otherwise determined by the Board of Directors, if an optionee dies while employed by or providing service to the Company, his or her option may be exercised at any time before the expiration date of the option or before the date 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom the optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                6.1-4(d)  Termination Upon Retirement at Normal Retirement Age or at Bona Fide early Retirement.  In the event the employment of an optionee by the Company or by any subsidiary of the Company is terminated by retirement at normal retirement age as defined under the provisions of the Company's Retirement Plan or under conditions of bona fide early retirement, any Non-Statutory Stock Option may be exercised at any time prior to its expiration date or the expiration of twelve months after the date of such termination of employment, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option on the date of such termination.

                6.1-4(e)  Amendment of Exercise Period Applicable to Termination.  The Board of Directors may at any time extend the 3-month, 6-month and 12-month exercise periods any length of time not longer than the original expiration date of the option. The Board of Directors may at any time increase the portion of an option that is exercisable, subject to terms and conditions determined by the Board of Directors.

                6.1-4(f)  Failure to Exercise Option.  To the extent that the option of any deceased optionee or any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the option shall cease and terminate.

                6.1-4(g)  Leave of Absence.  Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Unless otherwise determined by the Board of Directors, vesting of options shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options shall be suspended during any other unpaid leave of absence.

            6.1-5  Purchase of Shares.

                6.1-5(a)  Notice of Exercise.  Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon the Company's receipt of written notice from the optionee of the optionee's binding commitment to purchase shares, specifying the number of shares the optionee desires to purchase under the option and the date on which the optionee agrees to complete the transaction, and, if required to comply with the Securities Act of 1933, containing a representation that it is the optionee's intention to acquire the shares for investment and not with a view to distribution.

                6.1-5(b)  Payment.  Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee must pay the Company the full purchase price of those shares in cash or by check or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. Unless otherwise determined by the Board of Directors, any Common Stock provided in payment of the purchase price must have been previously acquired and held by the optionee for at least six months. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock last reported before the time payment in Common Stock is made or, if earlier, committed to be made, if the Common Stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding. With the consent of the Board of Directors, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option.

                6.1-5(c)  Tax Withholding.  Each optionee who has exercised an option shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of an option or as a result of disposition of shares acquired pursuant to exercise of an option) beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount, in cash or by check, to the Company on demand. If the optionee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors, an optionee may satisfy this obligation, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

                6.1-5(d)  Reduction of Reserved Shares.  Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option (less the number of any shares surrendered in payment for the exercise price or withheld to satisfy withholding requirements).

            6.1-6  Limitations on Grants to Non-Exempt Employees.  Unless otherwise determined by the Board of Directors, if an employee of the Company or any parent or subsidiary of the Company is a non-exempt employee subject to the overtime compensation provisions of Section 7 of the Fair Labor Standards Act (the "FLSA"), any option granted to that employee shall be subject to the following restrictions: (i) the option price shall be at least 85 percent of the fair market value, as described in Section 6.2-4, of the Common Stock subject to the option on the date it is granted; and (ii) the option shall not be exercisable until at least six months after the date it is granted; provided, however, that this six-month restriction on exercisability will cease to apply if the employee dies, becomes disabled or retires, there is a change in ownership of the Company, or in other circumstances permitted by regulation, all as prescribed in Section 7(e)(8)(B) of the FLSA.

        6.2  Incentive Stock Options.  Incentive Stock Options shall be subject to the following additional terms and conditions:

            6.2-1  Limitation on Amount of Grants.  If the aggregate fair market value of stock (determined as of the date the option is granted) for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subsections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000, the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option. The preceding sentence will be applied by taking options into account in the order in which they were granted. If, under the $100,000 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-Statutory Stock Option, unless the optionee designates otherwise at the time of exercise, the optionee's exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000 limitation. If an optionee exercises an option that is treated as in part an Incentive Stock Option and in part a Non-Statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.

            6.2-2  Limitations on Grants to 10 Percent Shareholders.  An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subsections 424(e) and 424(f) of the Code) only if the option price is at least 110 percent of the fair market value, as described in Section 6.2-4, of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

            6.2-3  Duration of Options.  Subject to Sections 6.1-2, 6.1-4 and 6.2-2, Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that by its terms no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

            6.2-4  Option Price.  The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in Section 6.2-2, the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be the closing price of the Common Stock last reported before the time the option is granted, if the stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors.

            6.2-5  Limitation on Time of Grant.  No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors adopting the Plan or approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

            6.2-6  Early Dispositions.  If within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of Common Stock acquired on exercise of the Option, the optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).

        6.3  Non-Statutory Stock Options.  Non-Statutory Stock Options shall be subject to the following terms and conditions, in addition to those set forth in Section 6.1 above:

            6.3-1  Option Price.  The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.

            6.3-2  Duration of Options.  Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

    7.  Stock Bonuses.  The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with any other restrictions determined by the Board of Directors. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the recipient, including salary, subject to applicable law. With the consent of the Board of Directors, a recipient may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.

    8.  Restricted Stock.  The Board of Directors may issue shares under the Plan for any consideration (including promissory notes and services) determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with any other restrictions determined by the Board of Directors. All Common Stock issued pursuant to this Section 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective purchaser of the shares before the delivery of certificates representing the shares to the purchaser. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors. The Company may require any purchaser of restricted stock to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.

    9.  Changes in Capital Structure.

        9.1  Stock Splits, Stock Dividends.  If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

        9.2  Mergers, Reorganizations, Etc.  In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (each, a "Transaction"), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan:

            9.2-1  Outstanding options shall remain in effect in accordance with their terms.

            9.2-2  Outstanding options shall be converted into options to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

            9.2-3  The Board of Directors shall provide a period of 30 days or less before the completion of the Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of that period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during that period.

        9.3  Dissolution of the Company.  In the event of the dissolution of the Company, options shall be treated in accordance with Section 9.2-3.

        9.4  Rights Issued by Another Corporation.  The Board of Directors may also grant options and stock bonuses and issue restricted stock under the Plan with terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock bonuses and restricted stock granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

    10.  Amendment of the Plan.  The Board of Directors may at any time modify or amend the Plan in any respect. Except as provided in Section 10, however, no change in an award already granted shall be made without the written consent of the holder of the award if the change would adversely affect the holder.

    11.  Approvals.  The Company's obligations under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate state or federal securities laws.

    12.  Employment and Service Rights.  Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of an Employer or interfere in any way with the Employer's right to terminate the employee's employment at will at any time, for any reason, with or without cause, or to decrease the employee's compensation or benefits, or (ii) confer upon any person engaged by an Employer any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

    13.  Rights as a Shareholder.  The recipient of any award under the Plan shall have no rights as a shareholder with respect to any shares of Common Stock until the date the recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs before the date the recipient becomes the holder of record.

    14.  Foreign Qualified Grants.  Awards under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Board of Directors may determine from time to time. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

Adopted: May 24, 2001

PRELIMINARY COPY

PROXY

    The undersigned, revoking all prior proxies, hereby appoints William C. McCormick and William D. Larsson, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Precision Castparts Corp. (the "Company") to be held on Wednesday, August 15, 2001, or at any adjournment thereof, all shares of the undersigned in the Company. The proxies are instructed to vote as follows:

1.	ELECTION OF DIRECTORS
	/ /	FOR all nominees listed below (except as marked to contrary below).
	/ /	WITHHOLD AUTHORITY to vote for all nominees listed below.
	Nominees:		Peter R. Bridenbaugh Steven G. Rothmeier J. Frank Travis
(To withhold your vote for any individual nominee, strike a line through the nominee's name in the list above.)
2.	AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN
	FOR	/ /	AGAINST	/ /	ABSTAIN	/ /
The shares represented by this proxy will be voted in accordance with the instructions given.
3.	APPROVAL OF THE 2001 STOCK INCENTIVE PLAN
	FOR	/ /	AGAINST	/ /	ABSTAIN	/ /
The shares represented by this proxy will be voted in accordance with the instructions given.
4.	AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
	FOR	/ /	AGAINST	/ /	ABSTAIN	/ /
5.	PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
	FOR	/ /	AGAINST	/ /	ABSTAIN	/ /
The shares represented by this proxy will be voted in accordance with the instructions given.
This proxy is solicited on behalf of the Company's Board of Directors. The Board of Directors recommends a vote FOR each of the nominees and FOR the Proposals.

Unless contrary instructions are given, the shares will be voted for the Nominees, for the Proposal and on any other business that may properly come before the meeting in accordance with the recommendations of management.
Please sign exactly as your name appears on this card. Persons signing as executor, administrator, trustee, custodian or in any other official or representative capacity should sign their full title.
Receipt is acknowledged of the notice and proxy statement relating to this meeting.
/ /	Please check here if you plan to attend the meeting in person.

Date	, 2001	Signature(s)

Please mark, date, sign and return the proxy promptly.

QuickLinks

PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3: APPROVAL OF THE 2001 STOCK INCENTIVE PLAN
PROPOSAL 4: AMENDMENT OF RESTATED ARTICLES OF INCORPORATION TO INCREASE COMMON STOCK
PROPOSAL 5: APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
Audit Committee Charter
PRECISION CASTPARTS CORP. 1998 EMPLOYEE STOCK PURCHASE PLAN
PRECISION CASTPARTS CORP 2001 STOCK INCENTIVE PLAN